EXHIBIT 23.19


PRICEWATERHOUSECOOPERS


                                         PricewaterhouseCoopers
                                         Rua da Candelaria, 65 11(0)-15(0)
                                         20091-020 Rio de Janeiro, RJ - Brasil
                                         Caixa Postal 949
                                         Telefone (21) 3232-6112
                                         Fax (21) 2516-6319


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated March 26, 2002, relating to the balance sheet of Vale Overseas Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes


Rio de Janeiro, Brazil
July 11, 2002